UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2017

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Continental Towers 1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2017, MYR Group Inc. (the “Company”) entered into an agreement (the “Agreement”) with Engine Capital, L.P., Engine Capital Management, LLC, Engine Jet Capital, L.P., Engine Airflow Capital, L.P., Engine Investments, LLC and Engine Investments II, LLC (collectively, “Engine Capital”) and Bradley Favreau with respect to the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”) and certain related matters. The Company previously entered into an agreement (the “Prior Agreement”), dated March 22, 2016, with Engine Capital, Arnaud Ajdler and John P. Schauerman to settle a potential election contest in connection with the Company’s 2016 annual meeting of stockholders. As a result of the execution of the Agreement, the Prior Agreement was terminated.

Pursuant to the Agreement, the Company agreed, among other things, to take all action necessary to nominate Mr. Favreau for election to the Company’s board of directors (the “Board”) as a Class III director at the 2017 Annual Meeting. In addition, the Company agreed that it will recommend, support and solicit proxies for the election of Mr. Favreau at the 2017 Annual Meeting in the same manner as for the remainder of the Company’s slate of director nominees. The Agreement further provides that Engine Capital will vote all of the shares of the Company’s common stock that it beneficially owns in favor of the election of each of the Company’s nominees for election to the Board. Immediately following the 2017 Annual Meeting, the Board and all applicable committees of the Board intend to reduce the size of the Board from eleven to ten directors.

Pursuant to the Agreement, Engine Capital has agreed not to nominate any person for election at the 2017 Annual Meeting, submit any proposal for consideration at, or bring any other business before, the 2017 Annual Meeting, or initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2017 Annual Meeting.

Engine Capital is subject to a customary standstill provision under the Agreement, which will remain in effect until the conclusion of the 2017 Annual Meeting. The standstill provision prohibits Engine Capital from engaging in certain proxy solicitations, making certain stockholder proposals, calling meetings of stockholders or seeking nominations in furtherance of a contested solicitation for the election or removal of directors.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 1.02 Termination of a Material Definitive Agreement.

The information described above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.
Dated:	February 2, 2017	By:	/s/ GERALD B. ENGEN, JR.
			Name:	Gerald B. Engen, Jr.
			Title:	Senior Vice President, Chief Legal Officer and Secretary